AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 25, 2010

Registration No.  333-160611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 To

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE WILBER CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK	15-6018501
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

245 MAIN STREET
ONEONTA, NEW YORK 13820
(607) 432-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALFRED S. WHITTET
PRESIDENT AND CHIEF EXECUTIVE OFFICER
THE WILBER CORPORATION
245 MAIN STREET
ONEONTA, NEW YORK 13820
(607) 432-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)

With copies of all communications to:
CLIFFORD S. WEBER, ESQ.
HINMAN, HOWARD & KATTELL, LLP
106 CORPORATE PARK DRIVE, SUITE 317
WHITE PLAINS, NEW YORK 10604
(914) 694-4102

Approximate Date Of Commencement Of Proposed Sale To The Public:  From time to time, after the Registration Statement becomes effective, as determined by market conditions and other factors.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. :[  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. :[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [  ] Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

PART I

EXPLANATORY NOTE:

This Post-Effective Amendment No. 2 amends Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-160611, of The Wilber Corporation (“Wilber”, the “Company”, “us” or “we”), which was filed with the Securities and Exchange Commission (“SEC”) on October 9, 2009 and became immediately effective.  Pursuant to Registrant's undertaking in paragraph (1)(ii) of Item 17 of the Registration Statement, Registrant hereby amends Post-Effective Amendment No. 1 to suspend Registrant's Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) effective October 22, 2010 (the "Plan"). Any dividend payable as of the date of suspension of the Plan or thereafter shall be paid by Registrant in cash and no additional cash purchases of Registrant's Common Stock under the Plan will be permitted following the suspension of the Plan.  A notice regarding this amendment will be sent to Plan participants.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, The Wilber Corporation, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on this Post-Effective Amendment No. 2 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of New York, on this 25th day of October, 2010.

The Wilber Corporation

BY:	/s/ Alfred S. Whittet
Alfred S. Whittet, President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Alfred S. Whittet	President & Chief Executive Officer &	October 25, 2010
Alfred S. Whittet	Vice Chairman

/s/ Joseph E. Sutaris	Executive Vice President, Chief Financial	October 25, 2010
Joseph E. Sutaris	Officer, Treasurer & Secretary

/s/ Brian R. Wright	Director, Chairman of the Board	October 25, 2010
Brian R. Wright

/s/ Mary C. Albrecht	Director	October 25, 2010
Mary C. Albrecht

/s/ Olon T. Archer	Director	October 25, 2010
Olon T. Archer

/s/ Thomas J. Davis	Director	October 25, 2010
Thomas J. Davis

/s/ Joseph P. Mirabito	Director	October 25, 2010
Joseph P. Mirabito

/s/ James L. Seward	Director	October 25, 2010
James L. Seward

/s/ David F. Wilber, III	Director	October 25, 2010
David F. Wilber